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                                                                    EXHIBIT 24.4

                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                         OF COMPASS BANCSHARES, INC.,
                          REGARDING AMENDMENTS TO THE
             DIRECTORS COMPENSATION AND BUSINESS DEVELOPMENT PLAN


     Whereas, the Board of Directors of Compass Bancshares, Inc., a Delaware corporation (the "Corporation"), has determined that it is in the best interest of the Corporation that the Directors Compensation and Business Development Plan be amended to, among other things, reflect the November 8, 1993, change of the name of the Corporation from "Central Bancshares of the South, Inc.," and to increase the number of shares of common stock, par value $2.00 per share, which are available for issuance to participants in such plan;

     Now, Therefore, Be It:

     Resolved, that the Compass Bancshares, Inc., Directors Compensation and Business Development Plan (the "Plan") be amended to provide substantially as set forth in the draft that was provided to the Board of Directors in advance of their adoption of these resolutions and which the Secretary of the Corporation is hereby directed to include as an exhibit to the minutes of the meeting at which these resolutions were adopted; and further

     Resolved, that the proper officers of the Corporation, in consultation with counsel, are hereby authorized to prepare a definitive version of the amended Plan and to perform any acts and prepare any and all documents necessary or appropriate to effectuate any changes to the administration of the Plan contemplated by the amendments to such Plan being approved pursuant to these resolutions; and further

     Resolved, that the proper officers of the Corporation, in consultation with counsel, are authorized to prepare, execute, attest, and file, if necessary, a Registration Statement on Form S-8 or other appropriate form (the "Registration Statement"), and any amendments and supplements thereto, for the registration with the United States Securities and Exchange Commission (the "Commission") of additional shares of common stock of the Corporation for issuance under the Plan; and further

     Resolved, that the proper officers of the Corporation are authorized, empowered, and directed for and on behalf of the Corporation to do any and all acts and things necessary or appropriate in connection with such filing of the Registration Statement, including the execution, attestation, and filing of any amendments or supplements thereto, to effectuate the registration of securities of the Corporation to be issued under the Plan and the continuation of the effectiveness of the Registration Statement; and further

     Resolved, that each officer or director who may be required to execute the Registration Statement or any amendment or supplement to the Registration Statement (whether on behalf of the Corporation or as an officer or director thereof) is hereby authorized to constitute and appoint D. Paul Jones, Jr., Garrett R. Hegel, Jerry W. Powell, and Daniel B. Graves, and each of them
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acting singularly, his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement and any and all amendments and supplements thereto; and further

     Resolved, that the proper officers of the Corporation are authorized in the name and on behalf of the Corporation to take any and all action that they deem necessary or appropriate in order to effect the registration, qualification, or exemption from registration or qualification of securities of the Corporation included in the Registration Statement for issue, offer, sale, or trade under the "blue sky" or securities laws of any of the states of the United States of America or the securities laws of any jurisdiction or foreign country where such action may be advisable or necessary, to effect the registration of securities of the Corporation to be issued pursuant to the Plan, to execute, acknowledge, verify, deliver, file or cause to be published any application, surety bonds, reports, irrevocable consents to service of process, appointment of attorneys for service of process, and any other documents or instruments that may be required under such laws, and to take any and all further action that they may deem necessary or advisable in order to maintain any such registration, qualification, or exemption for so long as they deem necessary as required by law; and further

     Resolved, that the Corporation hereby consents to service of process in any state or jurisdiction in which such consent is required under the blue sky laws as a precondition to the offer and sale of securities of the Corporation to be issued under the Plan, and that Jerry W. Powell, General Counsel and Secretary of the Corporation, is hereby designated as agent for service of process in connection with the Registration Statement and any consent to service of process that may be required by the blue sky laws of any jurisdiction as a precondition to the offer and sale of such securities; and further

     Resolved, that the appropriate officers of the Corporation are hereby authorized, empowered, and directed to do any and all other or further acts, and to prepare, or cause to be prepared, and to execute, attest, and deliver all other or further instruments, certificates, applications, reports, and documents, including without limitation obtaining any necessary or appropriate regulatory approvals, all on behalf of the Corporation as they, in their discretion, may deem necessary or appropriate to effectuate the purposes of these resolutions, and that all acts and things undertaken and completed heretofore by the proper officers of the Corporation in connection with the amendment of the Plan as contemplated by these resolutions are hereby approved, ratified, and confirmed.